UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2023

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2629 Townsgate Road #215, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 205-6109 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	SRAX	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2023, the board of directors (the “Board”) of SRAX, Inc. (the “Company”) appointed Alan Urban to replace Michael Malone as the Company’s Chief Financial Officer pursuant to an employment offer letter, which sets forth the terms of Mr. Urban’s services as Chief Financial Officer and his compensation arrangement (the “Offer Letter”). The Offer Letter was entered into as of March 14, 2023 (the “Appointment Date”). Mr. Malone remains a non-officer employee of the Company pursuant to his original employment agreement, dated December 15, 2018.

Mr. Urban, age 54, has over 30 years of experience in corporate finance and accounting. Mr. Urban serves on the board of directors of GT Biopharma (NASDAQ:GTBP), and has previously served in numerous senior management positions, including: Chief Financial Officer of Research Solutions (NASDAQ: RSSS) a leader in SaaS workflow solutions for information driven companies, from 2011 through 2021; Chief Financial Officer of ReachLocal (NASDAQ: RLOC) an internet marketing company that ranked #1 on Deloitte’s Tech Fast 500 List, from 2007 to 2009; and CFO of Creek Road Miners (OTCQB:CRKR), a bitcoin mining firm, in 2022. Mr. Urban has also held positions as an audit and tax manager in public accounting, and as an internal auditor. He holds a B.S. in Business, with a concentration in Accounting Theory and Practice, from California State University, Northridge and has been a Certified Public Accountant (currently inactive) since 1998.

Pursuant to the Offer Letter, Mr. Urban will receive a yearly base salary of $300,000 (the “Base Salary”). Further, Mr. Urban will be eligible to an annual bonus (pro-rated for the fiscal year ending December 31, 2023) of $150,000, subject to the Board’s discretion. Mr. Urban will also receive a stop option to purchase up to 300,000 shares of the Company’s common stock, in accordance with the Company’s equity compensation plan, with an exercise price equal to $0.44, which equals the closing price of the Company’s common stock as of the Appointment Date (the “Option Grant”). The Option Grant is conditioned upon Mr. Urban’s completion of the Company’s delinquent reports with the Securities and Exchange Commission (“SEC”), including the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022, and September 30, 2022, and the Annual Report on Form 10-K for the year ended December 31, 2022 (collectively, the “Delinquent Reports”). The Option Grant will vest as follows: 40% to vest upon completion of the Delinquent Reports during the term of Mr. Urban’s employment, and the remaining 60% to vest in equal quarterly installments during the following two (2) year period, subject to the completion of the Delinquent Reports. The Offer Letter also provides for severance benefits equal to six (6) months of Mr. Urban’s then Base Salary if his employment is terminated for any reason other than for Cause (as defined in the Offer Letter).

The foregoing description of the Offer Letter does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter, which are included as Exhibit 10.1 to this Current Report on Form 8-K.

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Item 7.01 Regulation FD Disclosure.

On March 9, 2023, the Company announced via press release that it would hold a virtual shareholder conference on March 15, 2023 at 1:30 p.m. Pacific Time. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.1, and incorporated herein by reference.

The Company thereafter held the virtual shareholder meeting on March 15, 2023, and used the presentation attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Presentation”) and incorporated herein by reference, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, except as required by law although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information in the press release, Investor Presentation and this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated March 14, 2023.
99.1	Press Release, dated March 9, 2023.
99.2	Investor Presentation, dated March 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 21, 2023	SRAX, Inc.

/s/ Christopher Miglino
		By:	Christopher Miglino
Chief Executive Officer

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